UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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Plug Power Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the

Plug Power Inc. Proxy Statement and

Notice of Annual Meeting of Stockholders

to be Held on May 9, 2019

This Supplement, dated May 2, 2019, supplements the Proxy Statement and Notice of Annual Meeting of Stockholders dated April 5, 2019 (the “Proxy Statement”), with respect to the 2019 Annual Meeting of Stockholders of Plug Power Inc. (the “Company”) to be held on May 9, 2019, at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018 (including any adjournment or postponement thereof, the “Annual Meeting”). This Supplement provides additional information, as described below, with respect to the description of Proposal 2 set forth in the Proxy Statement.

This Supplement contains additional information and

should be read in conjunction with the Proxy Statement.

PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

As of April 1, 2019, approximately 574 individuals would have been eligible to participate in the Plan, which includes 6 executive officers, 560 employees who are not executive officers, 8 non-employee directors and 0 consultants.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PLUG POWER INC. SECOND AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN.

This Supplement is first being released to stockholders on or about May 2, 2019, and should be read together with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement.